UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 26, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in charter)

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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

On January 26, 2006 the Company’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2006 are based on the closing stock price on January 25, 2006 divided by $10,000. Shares issued as compensation for one year of service in 2007 and 2008 will be based on the closing stock price of the last business day of 2006 and 2007, respectively, divided by $10,000. The board compensation plan is attached hereto as Exhibit 10.61.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 6, 2006, Timothy G. McGrath accepted his election by the Company’s Board of Directors to serve as a Board Member. The term begins on March 1, 2006 and extends through March 1, 2008. Fifty-four thousand and fifty four (54,054) restricted shares of CBAI.ob stock will be issued as compensation for the first year of service. The number of shares received for compensation for 2007, will be calculated by dividing the closing stock price of the last business day of 2006 by $10,000. The number of shares received for compensation for 2008, will be calculated by dividing the closing stock price of the last business day of 2007 by $10,000.

Mr. McGrath has served in an executive capacity for the past twelve years. From October 1999 thru September 2005 Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc. Mr. McGrath’s responsibilities included successfully implementing requirements of Sarbanes-Oxley Act of 2002 as an accelerated filer. Other duties included extensive Financial Accounting, Compliance, and Investor Relations activities. Mr. McGrath was also an active participant in public and private debt and equity offerings, including funding for several business combinations. There have been no transactions between Mr. McGrath and the Company or any of its subsidiaries that are required to be reported pursuant to Item 404(a) of Regulation S-B.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit	Description
10.61	Board Compensation Plan dated January 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
By:	/s/ SANDRA D. SMITH
Sandra D. Smith,
Chief Financial Officer

Date:  February 8, 2006

EXHIBIT INDEX

Exhibit	Description
10.61	Board Compensation Plan dated January 26, 2006